UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 26, 2009

VARIAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25393	77-0501995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 Hansen Way

Palo Alto, California 94304-1030

(Address of principal executive offices, including zip code)

(650) 213-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 26, 2009, Varian, Inc., a Delaware corporation (“Varian”), Agilent Technologies, Inc., a Delaware corporation (“Agilent”), and Cobalt Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Agilent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, merge with and into Varian and Varian will survive the merger and continue as a wholly owned subsidiary of Agilent (the “Merger”).

Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), each share of common stock of Varian issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $52.00 in cash, without interest.

Varian and Agilent have made certain representations, warranties and covenants in the Merger Agreement, including, among others, covenants that, subject to certain exceptions, (i) Varian will conduct its business in the ordinary course consistent with past practice, and refrain from taking specified actions, during the period between the execution of the Merger Agreement and the Effective Time, (ii) the Board of Directors of Varian will recommend to its stockholders adoption of the Merger Agreement, and (iii) Varian will not solicit, initiate, seek or knowingly encourage or facilitate, any inquiry, proposal or offer from, furnish non-public information to, or participate in any discussions with, or enter into any agreement with, any person or group regarding any alternative transaction.

The completion of the Merger is subject to various closing conditions, including obtaining the approval of Varian’s stockholders and receiving antitrust approvals (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended).

The Merger Agreement contains certain termination rights for both Varian and Agilent and further provides that, upon termination of the Merger Agreement under specified circumstances, Varian may be required to pay Agilent a termination fee of $46 million.

The Boards of Directors of Varian and Agilent have approved the Merger and the Merger Agreement. In addition, concurrently with the execution of the Merger Agreement, all directors and certain executive officers of Varian, who together held less than 1% of Varian’s outstanding common stock as of July 26, 2009, have entered into voting agreements whereby they agree among other things to vote all shares of Varian common stock held by them in favor of the adoption of the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Varian or Agilent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential Disclosure Letter provided by Varian to Agilent in connection with the signing of the Merger Agreement. This confidential Disclosure Letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Varian and Agilent rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Varian or Agilent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 26, 2009, the Board of Directors of Varian approved amendments to the Change in Control Agreements between Varian and its executive officers, effective as of and contingent upon the closing of the Merger (the “Amendments”). The Amendments provide that the applicable date for purposes of determining whether there has been a reduction in total compensation, benefits or perquisites (for purposes of triggering an executive officer’s right to terminate employment for “Good Reason” under the Change in Control Agreements) will be the date of execution of the Merger Agreement. Prior to the Amendments, the applicable determination date would have been the date of the closing of the Merger. The formula for determining payments and benefits under the Change in Control Agreements otherwise was not changed.

The Amendments are designed to retain the continued services of Varian’s executive officers through the closing of the Merger. Under the Merger Agreement, Varian cannot increase the compensation of, or grant any stock-based awards to, its executive officers without the prior written consent of Agilent. Because a large portion of the compensation of Varian’s executive officers is in the form of stock-based compensation, the Amendments are designed to mitigate the effects of these restrictions and ensure that the retention objectives of the Change in Control Agreements are maintained.

Item 8.01	Other Events.

On July 27, 2009, Varian and Agilent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of July 26, 2009, by and among Agilent Technologies, Inc., Varian, Inc. and Cobalt Acquisition Corp.

99.1	Joint press release dated July 27, 2009.

Additional Information and Where to Find It

Varian, Inc. (“Varian”) plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the proposed merger with Cobalt Acquisition Corp., pursuant to which Varian would be acquired by Agilent Technologies, Inc. (the “Merger”). The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Varian through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from Varian by contacting Investor Relations by telephone at +1 (650) 424-5471, by mail at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030, Attn: Investor Relations, by e-mail at ir@varianinc.com, or by going to Varian’s Investor Relations page on its corporate web site at www.varianinc.com (click on “Investors”, then on “SEC Filings”).

Varian and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Varian in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Varian’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on December 19, 2008. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Varian by contacting Investor Relations by telephone at +1 (650) 424-5471, by mail at Varian, Inc., 3120 Hansen Way, Palo Alto, California 94304-1030, Attn: Investor Relations, by e-mail at ir@varianinc.com, or by going to Varian’s Investor Relations page on its corporate web site at www.varianinc.com com (click on “Investors”, then on “SEC Filings”).

Note on Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected closing of the proposed Merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger and such other risks as identified in Varian’s Annual Report on Form 10-K for the fiscal year ended October 3, 2008, and Varian’s most recent Quarterly Report on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Varian assumes no obligation to update any forward-looking statement contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIAN, INC.

By:	/s/ G. Edward McClammy
Name:	G. Edward McClammy
Title:	Senior Vice President and
Chief Financial Officer

Date: July 27, 2009

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of July 26, 2009, by and among Agilent Technologies, Inc., Varian, Inc. and Cobalt Acquisition Corp.

99.1	Joint press release dated July 27, 2009.